UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2014 (August 29, 2014)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 29, 2014, Prospect Capital Corporation (“Prospect”) completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding LLC (“PCF”), a consolidated subsidiary of Prospect, extending the term 5.5 years from such date, increasing the size to $1.5 billion, and reducing pricing to one-month Libor plus 2.25%. The new Facility, for which $800 million of commitments have been closed to date, includes an accordion feature that allows the Facility, at Prospect's discretion, to accept up to a total of $1.5 billion of commitments. The Facility matures in March 2020. It includes a revolving period that extends through March 2019, followed by an additional one-year amortization period, with distributions allowed to Prospect after the completion of the revolving period. Pricing for the Facility is one-month Libor plus 2.25%, which achieves a 50 basis point reduction in pricing from the previous facility pricing of Libor plus 2.75%. The new Facility has an investment grade Moody's rating of Aa3.
A copy of the Fifth Amended and Restated Loan and Servicing Agreement related to the events described above is attached as Exhibit 10.1 and is incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

    10.1     Fifth Amended and Restated Loan and Servicing Agreement, dated August 29, 2014, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, KeyBank National Association and Royal Bank of Canada as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, KeyBank National Association as Facility Agent, and KeyBank National Association as Structuring Agent, Sole Lead Arranger and Sole Bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By.    __/s/ Grier Eliasek_____
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  September 4, 2014

Index to Exhibits

Exhibit Number	Description
10.1
Fifth Amended and Restated Loan and Servicing Agreement, dated August 29, 2014, among Prospect Capital Funding LLC, Prospect Capital Corporation, the lenders from time to time party thereto, the managing agents from time to time party thereto, KeyBank National Association and Royal Bank of Canada as Syndication Agents, U.S. Bank National Association as Calculation Agent, Paying Agent and Documentation Agent, KeyBank National Association as Facility Agent, and KeyBank National Association as Structuring Agent, Sole Lead Arranger and Sole Bookrunner.